TRANSFER AGENCY SERVICES AGREEMENT


         THIS AGREEMENT is made as of December 9, 2000 by and between PFPC INC., a Massachusetts corporation ("PFPC"), and VAN WAGONER FUNDS, INC., a Maryland corporation (the "Fund").

                              W I T N E S S E T H:

         WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and
         WHEREAS, the Fund wishes to retain PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and PFPC wishes to furnish such services.
         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       DEFINITIONS. AS USED IN THIS AGREEMENT:
         --------------------------------------

         (a)      "1933 Act" means the Securities Act of 1933, as amended.
                  ----------
         (b)      "1934 Act" means the Securities Exchange Act of 1934, as
                  ----------
                  amended.

         (c)      "Authorized Person" means any officer of the Fund and any
                  -------------------
                  other person duly authorized by the Fund's Board of Directors or Trustees to give Oral Instructions and Written Instructions on behalf of the Fund. An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

         (d)      "CEA" means the Commodities Exchange Act, as amended.
                  -----

         (e)      "Oral Instructions" mean oral instructions received by PFPC
                  -------------------
                  from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person. PFPC may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

         (f)      "SEC"  means the Securities and Exchange Commission.
                  -----

         (g)      "Securities Laws" mean the 1933 Act, the 1934 Act, the 1940
                  -----------------
                  Act and the CEA.

         (h)      "Shares"  mean the shares of beneficial interest of any series
                  --------
                  or class of the Fund.

         (i)      "Written Instructions" mean (i) written instructions signed by
                  ----------------------
                  an Authorized Person and received by PFPC or (ii) trade instructions transmitted (and received by PFPC) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

2.        APPOINTMENT. The Fund hereby appoints PFPC to serve as transfer agent,
          -----------
          registrar, dividend disbursing agent and shareholder servicing agent to the Fund in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

3.        DELIVERY OF DOCUMENTS. The Fund has provided or, where applicable,
          ---------------------
          will provide PFPC with the following:

         (a) At PFPC's request, certified or authenticated copies of the resolutions of the Fund's Board of Directors or Trustees, approving the appointment of PFPC or its affiliates to provide services to the Fund and approving this Agreement;

         (b) A copy of the Fund's most recent effective registration statement;

         (c) A copy of the advisory agreement with respect to each investment Portfolio of the Fund;

         (d) A copy of the distribution/underwriting agreement with respect to each class of Shares of the Fund;

         (e) A copy of each Portfolio's administration agreements if PFPC is not providing the Portfolio with such services;

         (f) Copies of any distribution and/or shareholder servicing plans and agreements made in respect of the Fund or a Portfolio;

         (g) A copy of the Fund's organizational documents, as filed with the state in which the Fund is organized; and

         (h) Copies (certified or authenticated where applicable) of any and all amendments or supplements to the foregoing.

4.       COMPLIANCE WITH RULES AND REGULATIONS. PFPC undertakes to comply with
         -------------------------------------
         all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund or any other entity.

5.       INSTRUCTIONS.
         ------------

         (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions or Written Instructions.

         (b) PFPC shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized
                  Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Directors or Trustees or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary.

         (c) The Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or PFPC's ability to rely upon such Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC shall incur no liability to the Fund in acting upon such Oral Instructions or Written Instructions provided that PFPC's actions comply with the other provisions of this Agreement.

6.       RIGHT TO RECEIVE ADVICE.
         -----------------------

         (a)      Advice of the Fund. If PFPC is in doubt as to any action it
                  ------------------
                  should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

         (b)      Advice of Counsel. If PFPC shall be in doubt as to any
                  -----------------
                  question of law pertaining to any action it should or should not take, PFPC may request advice from counsel for the Fund or the Fund's investment adviser.

         (c) Conflicting Advice. In the event of a conflict between directions or advice or Oral Instructions or Written Instructions PFPC receives from the Fund, and the advice it receives from counsel, PFPC may rely upon and follow the advice of counsel.

         (d)      Protection of PFPC. PFPC shall be protected in any action it
                  ------------------
                  takes or does not take in reliance upon directions or advice or Oral Instructions or Written Instructions it receives from the Fund or from counsel. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action.

7.       RECORDS; VISITS. The books and records pertaining to the Fund, which
         ---------------
         are in the possession or under the control of PFPC, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC to the Fund or to an Authorized Person, at the Fund's expense.

8.       CONFIDENTIALITY. Each party shall keep confidential any information
         ---------------
         relating to the other party's business ("Confidential Information"). Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or PFPC, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or PFPC a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if it: (a) is already known to the receiving party at the time it is obtained; (b) is or becomes publicly known or available through no wrongful act of the receiving party; (c) is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality; (d) is released by the protected party to a third party without restriction; (e) is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted); (f) is relevant to the defense of any claim or cause of action asserted against the receiving party; or (g) has been or is independently developed or obtained by the receiving party.

9.       COOPERATION WITH ACCOUNTANTS. PFPC shall cooperate with the Fund's
         ----------------------------
         independent public accountants and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

10.      PFPC SYSTEM. PFPC shall retain title to and ownership of any and all
         -----------
         data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PFPC in connection with the services provided by PFPC to the Fund.

11.      DISASTER RECOVERY. PFPC shall enter into and shall maintain in effect
         -----------------
         with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

12.      COMPENSATION. As compensation for services rendered by PFPC during the
         ------------
         term of this Agreement, the Fund will pay to PFPC a fee or fees as may be agreed to from time to time in writing by the Fund and PFPC. The Fund acknowledges that PFPC may receive float benefits and/or investment earnings in connection with maintaining certain accounts required to provide services under this Agreement. PFPC agrees that such float benefits shall be used to offset banking service charges incurred in connection with maintaining such accounts.

13.      INDEMNIFICATION. The Fund agrees to indemnify and hold harmless
         ---------------
         PFPC and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, attorneys' fees and disbursements and liabilities arising under the

         Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly from any action or omission to act which PFPC takes in connection with the provision of services to the Fund. Neither PFPC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) caused by PFPC's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard of, breach of or failure to perform its duties and obligations under this Agreement, provided that in the absence of a finding to the contrary the acceptance, processing and/or negotiation of a fraudulent payment for the purchase of Shares shall be presumed not to have been the result of PFPC's or its affiliates own willful misfeasance, bad faith, negligence or reckless disregard of such duties and obligations.

14.      RESPONSIBILITY OF PFPC.
         ----------------------

         (a) PFPC shall be under no duty to take any action hereunder on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PFPC and the Fund in a written amendment hereto. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. PFPC shall be liable only for any damages arising out of PFPC's failure to perform its duties under this Agreement, or arising out of PFPC's failure to exercise care and diligence in the performance of its duties hereunder or to act in good faith in performing services provided for under this Agreement.

         (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PFPC shall not be liable for losses beyond its control, including without limitation (subject to Section 11), delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control, provided that PFPC has acted in accordance with the standard set forth in Section 14(a) above; and (ii) PFPC shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine.

         (c)      Notwithstanding anything in this Agreement to the contrary,
                  (i) neither party to this Agreement nor its affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by such party or its affiliates; and (ii) PFPC's cumulative liability to the Fund for all losses, claims, suits, controversies, breaches or damages for any cause whatsoever (including but not limited to those arising out of or related to this Agreement) and regardless of the form of action or legal theory shall not exceed the lesser of Four Million Dollars and 00/100 Cents ($4,000,000.00) or the fees received by PFPC for services provided hereunder during the twelve (12) months immediately prior to the date of such loss or damage. As used in Section 14(c)(i) above, the term "consequential" losses or damages shall mean those losses or damages that do not flow directly and immediately from the act in question.

         (d) No party may assert a cause of action against PFPC or any of its affiliates that allegedly occurred more than twelve (12) months after knowledge of the incident by the advisor, the Fund's directors or officers.

         (e) Each party shall have a duty to mitigate damages for which the other party may become responsible.

15.      DESCRIPTION OF SERVICES.
         -----------------------

         (a)      Services Provided on an Ongoing Basis, If Applicable.
                  ----------------------------------------------------

                  (i)      Calculate 12b-1 payments;

                  (ii)     Maintain shareholder registrations;

                  (iii) Review new applications and correspond with shareholders to complete or correct information;

                  (iv)     Direct payment processing of checks or wires;

                  (v) Prepare and certify stockholder lists in conjunction with proxy solicitations;

                  (vi)     Countersign share certificates;

                  (vii) Prepare and mail to shareholders confirmation of activity;

                  (viii) Provide toll-free lines for direct shareholder use, plus customer liaison staff for on-line inquiry response;

                  (ix) Mail duplicate confirmations to broker-dealers of their clients' activity, whether executed through the broker-dealer or directly with PFPC;

                  (x) Provide periodic shareholder lists and statistics to the Fund;

                  (xi) Provide detailed data for underwriter/broker confirmations;

                  (xii) Prepare periodic mailing of year-end tax and statement information;

                  (xiii) Notify on a timely basis the investment adviser, accounting agent, and custodian of fund activity; and

                  (xiv) Perform other participating broker-dealer shareholder services as may be agreed upon from time to time.

         (b)      Services Provided by PFPC Under Oral Instructions or Written
                  -------------------------------------------------------------
                  Instructions.
                  ------------

                  (i) Accept and post daily Share purchases and redemptions;

                  (ii) Accept, post and perform shareholder transfers and exchanges;

                  (iii)    Pay dividends and other distributions;

                  (iv)     Solicit and tabulate proxies; and

                  (v) Issue and cancel certificates (when requested in writing by the shareholder).

         (c) Purchase of Shares. PFPC shall issue and credit an account of an investor, in the manner described in the Fund's prospectus, once it receives:

                  (i)      A purchase order;

                  (ii) Proper information to establish a shareholder account; and

                  (iii) Confirmation of receipt or crediting of funds for such order to the Fund's custodian.

         (d) Redemption of Shares. PFPC shall redeem Shares only if that function is properly authorized by the certificate of incorporation or resolution of the Fund's Board of Directors or Trustees. Shares shall be redeemed and payment therefor shall be made in accordance with the Fund's prospectus, when the recordholder tenders Shares in proper form and directs the method of redemption. If Shares are received in proper form, Shares shall be redeemed before the funds are provided to PFPC from the Fund's custodian (the "Custodian"). If the recordholder has not directed that redemption proceeds be wired, when the Custodian provides PFPC with funds, the redemption check shall be sent to and made payable to the recordholder, unless:

                  (i) the surrendered certificate is drawn to the order of an assignee or holder and transfer authorization is signed by the recordholder; or

                  (ii) transfer authorizations are signed by the recordholder when Shares are held in book-entry form.

                  When a broker-dealer notifies PFPC of a redemption desired by a customer, and the Custodian provides PFPC with funds, PFPC shall prepare and send the redemption check to the broker-dealer and made payable to the broker-dealer on behalf of its customer.

          (e)     Dividends and  Distributions.  Upon receipt of a resolution of
                  ----------------------------
                  the Fund's Board of Directors or Trustees authorizing the declaration and payment of dividends and distributions, PFPC shall issue dividends and distributions declared by the Fund in Shares, or, upon shareholder election, pay such dividends and distributions in cash, if provided for in the Fund's prospectus. Such issuance or payment, as well as payments upon redemption as described above, shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. PFPC shall mail to the

                  Fund's shareholders such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation. PFPC shall prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends above a stipulated amount paid by the Fund to its shareholders as required by tax or other law, rule or regulation.

         (f)      Shareholder Account Services.
                  ----------------------------

                  (i) PFPC may arrange, in accordance with the prospectus, for issuance of Shares obtained through:

                           - Any pre-authorized check plan; and

                           - Direct purchases through broker wire orders, checks
                             and applications.

                  (ii) PFPC may arrange, in accordance with the prospectus, for a shareholder's:

                           - Exchange of Shares for shares of another fund with
                             which the Fund has exchange privileges;
                           - Automatic redemption from an account where that
                             shareholder participates in a automatic redemption plan; and/or
                           - Redemption of Shares from an account with a
                             checkwriting privilege.

         (g)      Communications to Shareholders. Upon timely Written
                  ------------------------------
                  Instructions, PFPC shall mail all communications by the Fund to its shareholders, including:

                  (i)      Reports to shareholders;

                  (ii)     Confirmations of purchases and sales of Fund shares;

                  (iii)    Monthly or quarterly statements;

                  (iv)     Dividend and distribution notices;

                  (v)      Proxy material; and

                  (vi)     Tax form information.

                  In addition, PFPC will receive and tabulate the proxy cards for the meetings of the Fund's shareholders.

        (h)       Records. PFPC shall maintain records of the  accounts for
                  -------
                  each shareholder showing the following information:

                  (i) Name, address and United States Tax Identification or Social Security number;

                  (ii) Number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

                  (iii) Historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;

                  (iv) Any stop or restraining order placed against a shareholder's account;

                  (v) Any correspondence relating to the current maintenance of a shareholder's account;

                  (vi)     Information with respect to withholdings; and

                  (vii) Any information required in order for PFPC to perform any calculations required by this Agreement.

         (i)      Lost or Stolen Certificates. PFPC shall place a stop notice
                  ---------------------------
                  against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation. A new certificate shall be registered and issued only upon:

                  (i) The shareholder's pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by PFPC; and

                  (ii) Completion of a release and indemnification agreement signed by the shareholder to protect PFPC and its affiliates.

         (j)      Shareholder Inspection of Stock Records. Upon a request from
                  ---------------------------------------
                  any Fund shareholder to inspect stock records, PFPC will notify the Fund and the Fund will issue instructions granting or denying each such request. Unless PFPC has acted contrary to the Fund's instructions, the Fund agrees to and does hereby release PFPC from any liability for refusal of permission for a particular shareholder to inspect the Fund's stock records.

         (k)      Withdrawal of Shares and Cancellation of Certificates. Upon
                  ------------------------------------------------------
                  receipt of Written Instructions, PFPC shall cancel outstanding certificates surrendered by the Fund to reduce the total amount of outstanding shares by the number of shares surrendered by the Fund.

         (l)      Lost Shareholders. PFPC shall perform such services as are
                  -----------------
                  required in order to comply with Rules 17a-24 and 17Ad-17 of the 1934 Act (the "Lost Shareholder Rules"), including, but not limited to, those set forth below. PFPC may, in its sole discretion, use the services of a third party to perform some of or all such services.

                  (i)   documentation of search policies and procedures;

                  (ii)  execution of required searches;

                  (iii) tracking results and maintaining data sufficient to
                        comply with the Lost Shareholder Rules; and

                  (iv) preparation and submission of data required under the Lost Shareholder Rules.

                        Except as set forth above, PFPC shall have no responsibility for any escheatment services.

         (m)      Print Mail. In addition to performing the foregoing services,
                  ----------
                  the Fund hereby engages PFPC as its print/mail service provider with respect to those items identified in the Fee Letter.

         (n)      Blue Sky Services. In connection with PFPC's performance of
                  -----------------
                  the foregoing services, the Fund shall (i) identify to PFPC in writing those transactions and assets to be treated as exempt from blue sky reporting for each state and (ii) verify the establishment of transactions for each state on the PFPC System prior to activation and thereafter monitor the daily activity for each state. The responsibility of PFPC for the Fund's blue sky state registration status is limited to the initial establishment of transactions subject to blue sky compliance by the Fund and the reporting of such transactions to the Fund as provided above.

         (o) Within a reasonable amount of time after the execution of this Agreement the parties shall jointly define performance standards with respect to the services performed by PFPC under this Agreement. Once such performance standards are agreed to, PFPC and the Fund shall amend the Agreement to incorporate such performance standards herein.

16.      DURATION AND TERMINATION.

         (a) The term of this Agreement commences on the date first written above and shall continue for a period of two (2) years (the "Initial Term").

         (b) Upon the expiration of the Initial Term, this Agreement shall continue in full force and effect until terminated by either party upon not less than one hundred eighty

                  (180) days prior written notice to the other party of its intent to terminate the Agreement.

         (c) In the event of termination all reasonable costs and expenses associated with movement of records and materials and conversion thereof will be borne by the Company. PFPC and Company each will use their reasonable best efforts in cooperating with the other party, and any person succeeding to the obligations of either party hereunder, to facilitate the termination of this Agreement and any transitional activities necessitated thereby.

         (d) If a party hereto fails in any material respect to perform its duties and obligations hereunder (a "Defaulting Party"), the other party (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied within thirty (30) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement by giving thirty (30) days written notice of such termination to the Defaulting Party. The parties agree and acknowledge that the repeated failure by PFPC to perform any Service (or Services of a substantially similar nature) in accordance with the standard of care set forth in Section 14(a) for an extended period of time shall be presumed to be a "material breach" for purposes of this paragraph. Termination of this Agreement by the Non-Defaulting Party shall not constitute a waiver of any other rights or remedies with respect to obligations of the parties prior to such termination or rights of PFCP to be reimbursed for out-of-pocket expenses. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

         (e) The obligations of the parties set forth in Sections 7, 8, 13 and 14(c) shall survive termination of this Agreement.

17.      NOTICES. Notices shall be addressed (a) if to PFPC, at 400 Bellevue
         -------
         Parkway, Wilmington, Delaware 19809, Attention: President; (b) if to the Fund, at 345 California Street, Suite 2450, San Francisco, CA 94104, Attention: President or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three (3) days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

18.      AMENDMENTS. This Agreement, or any term thereof, may be changed or
         ----------
         waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

19.      DELEGATION; ASSIGNMENT. PFPC may assign its rights and delegate its
         ----------------------
         duties hereunder to any majority-owned direct or indirect subsidiary of PFPC or of The PNC Financial Services Group, Inc., provided that PFPC gives the Fund sixty (60) days prior written notice of such assignment or delegation and the net worth of the assignee is substantially equivalent to the net worth of the assignor.

20.      COUNTERPARTS. This Agreement may be executed in two or more
         ------------
         counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21.      FURTHER ACTIONS. Each party agrees to perform such further acts and
         ---------------
         execute such further documents as are necessary to effectuate the purposes hereof.

22.      MISCELLANEOUS.
         -------------

         (a)      Entire Agreement. This Agreement embodies the entire agreement
                  ----------------
                  and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

         (b)      No Changes that Materially Affect Obligations. Notwithstanding
                  ---------------------------------------------
                  anything in this Agreement to the contrary, the Fund agrees not to make any modifications to its registration statement or adopt any policies which would affect materially the obligations or responsibilities of PFPC hereunder without the prior written approval of PFPC, which approval shall not be unreasonably withheld or delayed.

         (c)      Captions. The captions in this Agreement are included for
                  --------
                  convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         (d)      Governing Law. This Agreement shall be deemed to be a contract
                  -------------
                  made in the State of Delaware and governed by Delaware law, without regard to principles of conflicts of law.

         (e)      Partial Invalidity. If any provision of this Agreement shall
                  ------------------
                  be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         (f)      Successors and Assigns. This Agreement shall be binding upon
                  ----------------------
                  and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         (g)      No Representations or Warranties. Except as expressly provided
                  --------------------------------
                  in this Agreement, PFPC hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PFPC disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

         (h)      Facsimile Signatures. The facsimile signature of any party to
                  --------------------
                  this Agreement shall constitute the valid and binding execution hereof by such party.

23.      IMPRESSNET.COM SERVICES. PFPC shall provide to the Fund the internet
         -----------------------
         access services as set forth on Exhibit B attached hereto and made a part hereof, as such Exhibit B may be amended from time to time.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                PFPC INC.


                By:
                   ---------------------------------------------------

                Title:
                      ------------------------------------------------


                VAN WAGONER FUNDS, INC.


                By:
                   ---------------------------------------------------

                Title:
                      ------------------------------------------------

VAN WAGONER FUNDS, INC.


    RE:  TRANSFER AGENCY SERVICES FEES
         -----------------------------
Dear Sir/Madam:

         This letter constitutes our agreement with respect to compensation to be paid to PFPC Inc. ("PFPC") under the terms of a Transfer Agency Services Agreement dated December 9, 2000 between Van Wagoner Funds, Inc. ("you" or the "Fund") and PFPC (the "Agreement") for services provided on behalf of each of the Fund's investment portfolios ("Portfolio"). Pursuant to paragraph 12 of the Agreement, and in consideration of the services to be provided to the Portfolio, the Fund will pay PFPC certain fees and reimburse PFPC for its out-of-pocket expenses incurred on its behalf, as follows:

1)       ACCOUNT FEE:

         Active Account: $18.00 per account per annum for each account up to 100,000 accounts $17.25 per account per annum from 100,001 to 200,000 total accounts $16.25 per account per annum from 200,001 to 400,000 total accounts $15.00 per account per annum for each account over 400,000 total

         Inactive Account: $3.60 per account per annum

         Fees shall be calculated and paid monthly based on one-twelfth (1/12th) of the annual fee. An inactive account is defined as having a zero balance with no dividend payable. Inactive accounts are purged annually after year-end tax reporting.

2)       TRANSACTION CHARGES:

         New account opening                $5.00 per account (paper)
                                            $.40 per account (electronic)
         Customer service calls             $2.00 per call
         Fulfillment calls                  $1.50 per minute
         *IRA/Qualified plan processing     $10.00 per Social Security Number,
                                              per annum(1)
                                            $2.50 per distribution(1)
                                            $25.00 per transfer in or transfer
                                              out(1)

         (1)  May be charged to the shareholder or paid by the Fund.

3)       MINIMUM MONTHLY FEE:

         The minimum monthly fee will be $2,500.00 per portfolio/class above the Fund's existing eight portfolio/classes, exclusive of transaction charges, PFPC Fund/SERV\Networking fees, IMPRESSNet.com(R) fees, DAZL(R) fees, print mail fees, special handling fees, VRU fees, optional services fees, out-of-pocket expenses and miscellaneous fees. PFPC will waive this fee for the existing eight portfolio/classes listed on Exhibit A of the Transfer Agency Services Agreement.

4)       PFPC FUNDSERV/NETWORKING FEES:

         NSCC Services includes any or all of the following FundSERV, Networking, Commission Settlement, ACATS and Mutual Fund Profile.

         PFPC One-time Setup fee:           $2,000.00 per fund family

         PFPC Transaction fees:
           FundSERV                         $.40 per transaction
           NSCC Networking:                                   No charge
           Commission Settlement:                             No charge
           ACATS:                                             No charge
           Mutual Fund Profile Service:     $10.00 per month per fund/class with
                                              a $100.00 maximum per month

         Note: NSCC will deduct its direct monthly fee on the 15th of each month (out-of-pocket expense for settlements and wire charges) from PFPC's cash settlement that day. PFPC will include these charges as an out-of-pocket expense on its next invoice.

5)       IMPRESSNET.COM(R) FEES

         Hardware Set-up Installation Fee:  $30,000.00 (one time fee)

         Inquiry Fee:                       $0.10 per inquiry
                                            $1,200.00 minimum monthly fee

         Transaction Fee:                   $0.50 per transaction
                                            $120.00 minimum monthly fee

         Customization/Programming:         $150.00 per hour

         Annual Maintenance Fee:

         100,001 to 500,000 shareholder accounts         $21,000.00

         500,000 to 1,000,000 shareholder accounts       $28,000.00
         More than 1,000,001 shareholder accounts        $35,000.00

         NOTE: The annual maintenance fee is counted at implementation and then at each subsequent anniversary date of implementation. The annual fee will be adjusted accordingly.

6)       VOICE RESPONSE UNIT FEES:

              Set-up fee:                            $10,000.00

              Monthly maintenance fee:               $500.00

                  $0.23 per minute
                  $0.10 per call

                  Customization Programming $150.00 per hour

7)       DAZL(R) FEES

         One-time Hardware Set-up Installation Fee:             $5,000.00
           (includes management company level coding and report programming)

         Monthly Maintenance Fee:                               $1,000.00
           (includes client and broker dealer access to DAZL(R)Support Group)

         DAZL(R)  Base Transmission Fee/Record
                  Price records                                 $0.015
                  Other records                                 $0.030
                  (security, distribution, account
                  master, transaction, position)

         DAZL(R)Direct/Interactive/Trust/401K/ICI/Mgt.Co. Level Fee/Record:
                  Price records                                 $0.01
                  Other records                                 $0.01
                  (security, distribution, account
                  master, transaction, position)

         Enhancement Fee:                                      $150.00

8)       PRINT MAIL FEES:

A.       STANDARD SERVICES:

         Implementation Fee:        $ 5000.00

         Work Order:                $15.00 per work order

         Daily Work (Confirms):
                  Hand:             $71.00/K with $75.00 minimum
                                      (includes 1 insert)
                                    $0.07/each additional insert
                  Machine:          $42.00/K with $50.00 minimum
                                      (includes 1 insert)
                                    $0.01/each additional insert

         Daily Checks(2):
                  Hand:             $91.00/K with $100.00 minimum daily
                                      (includes 1 insert)
                                    $0.08/each additional insert
                  Machine:          $52.00/K with $75.00 minimum
                                      (includes 1 insert)
                                    $0.01/each additional insert

                  (2) There is a $3.00 charge for each 3606 Form sent.

         Statements:
                  Hand:             $78.00/K with $75.00 minimum
                                      (includes 1 insert)
                                    $0.08/each additional insert
                                    $125.00/K for intelligent inserting
                  Machine:          $52.00/K with $75.00 minimum
                                      (includes 1 insert)
                                    $0.01 each additional insert
                                    $58.00/K for intelligent inserting

         Periodic Checks:
                  Hand:             $91.00/K with $100.00 minimum
                                     (includes 1 insert)
                                    $0.08/each additional insert
                  Machine:          $52.00/K with $100.00 minimum
                                      (includes 1 insert)
                                    $0.01/each additional insert

         12B1/Dealer Commission Checks/Statements:
                  $0.78/each envelope with $100.00 minimum

         Spac Reports/Group Statements:   $78.00/K with $75.00 minimum

         Listbills:                       $0.78 per envelope with $75.00 minimum

         Printing Charges:                $0.08 per confirm/statement/image
                                          $0.10 per check

         Folding (Machine):               $18.00/K

         Offline Metering:                $10.00/K

         Folding (Hand):                  $.12 each

         Presort Charge:                  $0.035 per piece

         Courier Charge:                  $15.00 for each on call courier
                                          trip/or actual cost for on demand

         Overnight Charge:                $3.50 per package service charge plus
                                          FedEx/Airborne charge

         Inventory Storage:               $25.00 for each inventory location as
                                          of the 15th of the month

         Inventory Receipt:               $20.00 for each SKU/Shipment

         Hourly work; special projects, opening envelopes, etc.: $24.00 per hour

         Special Pulls:                   $2.50 per account pull

         Boxes/Envelopes:
                  Shipping boxes          $0.85 each
                  Oversized Envelopes     $0.45 each

         Forms Development/Programming Fee: $150.00 per hour

         Systems Testing:  $110.00 per hour

         Cutting Charges:  $10.00/K

B.       SPECIAL MAILINGS

         This pricing is based on appropriate notification (standard of 15-day notification) and scheduling for special mailings. Scheduling requirements include having collateral arrive at agreed upon time in advance of deadlines. Mailings which arise with shorter time frames and turns will be billed at a premium based on turn around requirements.

         Work Order:       $15.00 per work order

         Tape Work:        $135.00 to create an admark tape
                           $10.00/K to zip + 4 data enhance with $125.00 minimum
                           $80.00/hour for any data manipulation
                           $6.00/K combo charge

         Admark and Machine Insert:

            #10, #11, 6 x 9           $62/K to admark envelope and machine
                                        insert 1 piece, with $125 minimum
                                      $2.50/K for each additional insert
                                      $38/K to admark only with $75.00 minimum
                                      $25.00/K hand sort

                  9 x 12              $100/K to admark envelope and machine
                                        insert 1 piece, with $125 minimum
                                      $5.00/K for each additional insert
                                      $38/K to admark only with
                                      $75.00 minimum $0.08 for each hand insert

         Admark and Hand Insert:

                  #10, #11, 6 x 9    $0.08 for each hand insert
                                     $25.00/K hand sort

                  9 x 12             $0.09 for each hand insert
                                     $25.00/K hand sort

         Pressure/Sensitive Labels:  $0.32 each to create, affix and hand insert
                                       1 piece, with a $75.00 minimum
                                     $0.08 for each hand insert
                                     $0.10 to affix labels only
                                     $0.10 to create labels only

         Legal Drop:                 $150.00/compliant legal drop per job and
                                       processing fees

         Create Mailing List:        $0.40 per entry with a $75.00 minimum

         Mail Prep Fee:              $0.035 per piece

         NOTE:  Optional services expenses are billed as they are incurred.

9)       BLUE SKY FEES:    $120 per permit

10)      SHAREHOLDER EXPENSES

         Shareholder expenses include, but are not limited to: IRA/Keogh processing, exchange fees between portfolios, requests for account transcripts, returned checks, lost certificate bonding, overnight delivery as requested by the shareholder, and wire fee for disbursement if requested by the shareholder. Shareholder expenses are billed as they are incurred.

11) MISCELLANEOUS CHARGES. The Fund shall be charged for the following products and services as applicable, ad hoc reports, ad hoc SQL time, banking services, COLD storage, digital recording, microfiche/microfilm production, magnetic media tapes and freight, and pre-printed stock, including business forms, certificates, envelopes, checks and stationary.

11) OUT-OF-POCKET EXPENSES include, but are not limited to, postage (direct pass through to the Fund), telephone and telecommunication costs (including all lease, maintenance and line costs), proxy solicitations (including mailings and tabulations), shipping, certified and overnight mail (including related insurance), terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines, duplicating services, distribution and redemption check issuance, courier services, Federal Reserve charges for check clearance, overtime (as approved by the Fund), temporary staff (as approved by the Fund), travel and entertainment (as approved by the Fund), record retention (including retrieval and destruction costs, exit fees charged by third party record keeping vendors), third party audit reviews, insurance.

         NOTE:  Out-of-pocket expenses are billed as they are incurred.

12)      MISCELLANEOUS

         Any fee, out-of-pocket expenses or shareholder expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1% per month until payment of the fees are received by PFPC.

         The fee for the period from the date hereof until the end of the year shall be prorated according to the proportion which such period bears to the full annual period.

         If the foregoing accurately sets forth our agreement and you intend to be legally bound thereby, please execute a copy of this letter and return it to us.

                                   Very truly yours,

                                   PFPC INC.


                                   By:
                                         ----------------------------
                                   Name:
                                         ----------------------------
                                   Title:
                                         ----------------------------

Agreed and Accepted:

VAN WAGONER FUNDS, INC.

By:
      ----------------------------
Name:
      ----------------------------
Title:
      ----------------------------





                                    EXHIBIT A
                                    ---------

THIS EXHIBIT A dated as of December 9, 2000, is Exhibit A to the Transfer Agency Services Agreement dated December 9, 2000 (the "Agreement") between Van Wagoner Funds, Inc. (the "Fund") and PFPC Inc. ("PFPC"). This Exhibit A shall supersede all previous forms of Exhibit A to the Agreement as of the date hereof.


                                   PORTFOLIOS
                                   ----------


                        VAN WAGONER MICRO-CAP GROWTH FUND

                         VAN WAGONER MID-CAP GROWTH FUND

                        VAN WAGONER EMERGING GROWTH FUND

                          VAN WAGONER POST-VENTURE FUND

                           VAN WAGONER TECHNOLOGY FUND

                   NORTHERN U.S. GOVERNMENT MONEY MARKET FUND

                            CAPITAL APPRECIATION FUND

                                   GROWTH FUND

                                    EXHIBIT B
                                    ---------

                            IMPRESSNet.com(R) SERVICES

1.       DEFINITIONS. Any term not herein defined shall have the meaning given
         -----------
         such term in the Agreement. The following definitions shall apply to this Exhibit B:

         (a) "End-User" shall mean any Shareholder that accesses the PFPC System via IMPRESSNet.com(R).

         (b) "Fund Web Site" means the collection of electronic documents, electronic files and pages residing on any computer system(s) maintained on behalf of the Fund, connected to the Internet and accessible by hypertext link through the World Wide Web to and from IMPRESSNet.com(R).

         (c) "IMPRESSNet.com(R) Services" means the services identified in
Section 2 hereof to be provided by PFPC utilizing the Fund Web Site, the Internet and certain software, equipment and systems provided by PFPC, telecommunications carriers and security providers which have been certified by ICSA or a nationally-recognized audit firm (including but not limited to firewalls and encryption), whereby Inquires may be performed and Transactions may be requested by accessing IMPRESSNet.com(R) via hypertext link from the Fund Web Site.

         (d) "Inquiry" shall mean any access to the PFPC System via IMPRESSNet.com(R) initiated by an End-User which is not a Transaction.

         (e) "Internet" shall mean the communications network comprised of multiple communications networks linking education, government, industrial and private computer networks.

         (f) "IMPRESSNet.com(R)" means the collection of electronic documents, electronic files and pages residing on PFPC's computer system(s) (or those elements of the computer system of one or more Internet Service Providers ("ISPs") retained by PFPC and necessary for PFPC's services hereunder), connected to the Internet and accessible by hypertext link from the Funds Web Site through the World Wide Web, where the Inquiry and Transaction data fields and related screens provided by PFPC may be viewed.

         (g) "Shareholder" means the record owner or authorized agent of the record owner of shares of the Fund.

         (h) "Transaction" shall mean purchase, redemption, exchange or any other activity involving the movement of Shares initiated by an End-User.

2.       PFPC RESPONSIBILITIES. Subject to the provisions of this Exhibit B and
         ---------------------
the Agreement, PFPC shall provide or perform, or shall retain other persons to provide or perform, the following, at PFPC's expense (unless otherwise provided herein):

         (a) provide all computers, telecommunications equipment, encryption technology and other materials and services reasonably necessary to develop and maintain IMPRESSNet.com(R) to permit persons to be able to view information about the Fund and to permit End-Users with appropriate identification and access codes to perform Inquiries and initiate Transactions;

         (b) address and mail, at the Fund's expense, notification and promotional mailings and other communications provided by the Fund to Shareholders regarding the availability of IMPRESSNet.com(R) Services;

         (c) upon availability of such service, prepare and process new account applications received through IMPRESSNet.com(R) from Shareholders determined by the Fund to be eligible for such services;

         (d) process the set up of personal identification numbers ("PIN"), as described in the IMPRESSNet.com(R) Product Guide provided to the Fund, which shall include verification of initial identification numbers issued, reset and activate personalized PIN's and reissue new PIN's in connection with lost PIN's;

         (e) provide installation services which shall include, review and approval of the Fund's network requirements, recommending method of establishing (and, as applicable, cooperate with the Fund to implement and maintain) a hypertext link between IMPRESSNet.com(R) and the Fund Web Site and testing the network connectivity and performance;

         (f) establish systems to guide, assist and permit End-Users who access IMPRESSNet.com(R) from the Fund Web Site to electronically perform Inquires and create and transmit Transaction requests to PFPC;

         (f) deliver to the Fund one (1) copy of the PFPC IMPRESSNet.com(R) Product Guide, as well as all updates thereto on a timely basis;

         (g) deliver a monthly billing report to the Fund, which shall include a report of Inquiries and Transactions;

         (h) provide a form of encryption that is generally available to the public in the U.S. for standard Internet browsers and establish, monitor and verify firewalls and other security features (commercially reasonable for this type of information and data) and exercise commercially reasonable efforts to attempt to maintain the security and integrity of the PFPC Web Site;

         (i) exercise reasonable efforts to maintain all on-screen disclaimers and copyright, trademark and service mark notifications, if any, provided by the Fund to PFPC in writing from time to time, and all "point and click" features of the PFPC Web Site relating to Shareholder acknowledgment and acceptance of such disclaimers and notifications;

         (j) provide periodic site visitation (hit reports) and other information regarding End-User activity under this Agreement as agreed by PFPC and the Fund from time to time;

         (k) monitor the telephone lines involved in providing IMPRESSNet.com(R) Services and inform the Fund promptly of any malfunctions or service interruptions;

         (l) PFPC shall periodically scan its Internet interfaces and IMPRESSNet.com(R) for viruses and promptly remove any such viruses located thereon;

         (m) maintenance and support of IMPRESSNet.com(R), which includes providing error corrections, minor enhancements and interim upgrades to IMPRESSNet.com(R) which are made generally available to IMPRESSNet.com(R) customers and providing help desk support to provide assistance to Fund employees with the Fund's use of IMPRESSNet.com(R);

         Maintenance and support shall not include (i) access to or use of any substantial added functionality, new interfaces, new architecture, new platforms, new versions or major development efforts, unless made generally available by PFPC to IMPRESSNet.com(R) clients, as determined solely by PFPC; or
(ii) maintenance of customized features; and

         (n) the Fund recognizes and acknowledges that (i) a logon I.D. and PIN are required by End-Users to access PFPC's IMPRESSNet.com(R); (ii) End-User's Web Browser and ISP must support Secure Sockets Layer (SSL) encryption technology; and (iii) PFPC will not provide any software for access to the Internet; software must be acquired from a third-party vendor.

3.       FUND RESPONSIBILITIES. Subject to the provisions of this Exhibit B and
         ---------------------
the Agreement, the Fund shall at its expense (unless otherwise provided herein):

         (a) provide, or retain other persons to provide, all computers, telecommunications equipment, encryption technology and other materials, services, equipment and software reasonably necessary to develop and maintain the Fund Web Site, including the functionality necessary to maintain the hypertext links to IMPRESSNet.com(R);

         (b) promptly provide PFPC written notice of changes in Fund policies or procedures requiring changes to the IMPRESSNet.com(R) Services;

         (c) work with PFPC to develop Internet marketing materials for End-Users and forward a copy of appropriate marketing materials to PFPC;

         (d) revise and update the applicable prospectus(es) and other pertinent materials, such as user agreements with End-Users, to include the appropriate consents, notices and disclosures for IMPRESSNet.com(R) Services, including disclaimers and information reasonably requested by PFPC;

         (e) maintain all on-screen disclaimers and copyright, trademark and service mark notifications, if any, provided by PFPC to the Fund in writing from time to time, and all "point and click" features of the Fund Web Site relating to acknowledgment and acceptance of such disclaimers and notifications; and

         (f) design and develop the Fund Web Site functionality necessary to facilitate, implement and maintain the hypertext links to IMPRESSNet.com(R) and the various Inquiry and Transaction web pages and otherwise make the Fund Web Site available to End-Users.

4.       STANDARDS OF CARE FOR INTERNET SERVICES. Notwithstanding anything to
         ---------------------------------------
the contrary contained in the Agreement, although PFPC shall comply with the standard of care specified in the Agreement and above in providing IMPRESSNet.com(R) Services, PFPC shall not be obligated to ensure or verify the accuracy or actual receipt, or the transmission, of any data or information contained in any transmission via IMPRESSNet.com(R) Services or the consummation of any Inquiry or Transaction request not actually received by PFPC. The Fund shall advise End-Users to promptly notify the Fund or PFPC of any errors or inaccuracies in Shareholder data or information transmitted via IMPRESSNet.com(R) Services.

5.       ADDITIONAL FEES FOR IMPRESSNet.com(R) SERVICES. As consideration for
         ----------------------------------------------
the performance by PFPC of IMPRESSNet.com(R) Services, the Fund will pay the fees set forth in a separate fee letter as agreed between the parties from time to time.

6.       PROPRIETARY RIGHTS.
         ------------------

         (a) Each of the parties acknowledges and agrees that it obtains no rights in or to any of the software, hardware, processes, trade secrets, proprietary information or distribution and communication networks of the other under this Exhibit B. Any software, interfaces or other programs a party provides to the other hereunder shall be used by such receiving party only during the term of the Agreement and only in accordance with the provisions of this Exhibit B and the Agreement. Any interfaces, other software or other programs developed by one party shall not be used directly or indirectly by or for the other party or any of its affiliates to connect such receiving party or any affiliate to any other person, without the first party's prior written approval, which it may give or withhold in its sole discretion. Except in the normal course of business and in conformity with Federal copyright law or with the other party's consent, neither party nor any of its affiliates shall disclose, use, copy, decompile or reverse engineer any software or other programs provided to such party by the other in connection herewith.

         (b) The Fund Web Site and IMPRESSNet.com(R) may contain certain intellectual property, including, but not limited to, rights in copyrighted works, trademarks and trade dress that is the property of the other party. Each party retains all rights in such intellectual property that may reside on the other party's web site, not including any intellectual property provided by or otherwise obtained from such other party. To the extent the intellectual property of one party is cached to expedite communication, such party grants to the other a limited, non-exclusive, non-transferable license to such intellectual property for a period of time no longer than that reasonably necessary for the communication. To the extent that the intellectual property of one party is duplicated within the other party's web site to replicate the "look and feel", "trade dress" or other aspect of the appearance or functionality of the first site, that party grants to the other a limited, non-exclusive, non-transferable license to such intellectual property for the duration of the Agreement. This license is limited to the intellectual property needed to replicate the appearance of the first site and does not extend to any other intellectual property owned by the owner of the first site. Each party warrants that it has sufficient right, title and interest in and to its web site and its intellectual property to enter into these obligations, and that to its knowledge after reasonable inquiry, the license hereby granted to the other party does not and will not infringe on any U.S. patent, U.S. copyright or other U.S. proprietary right of a third party.

7.       REPRESENTATION AND WARRANTY. Neither party shall knowingly insert into
         ---------------------------
any interface, other software, or other program provided by such party to the other hereunder, or accessible on IMPRESSNet.com(R) or Fund Web Site, as the case may be, any "back door," "time bomb," "Trojan Horse," "worm," "drop dead device," "virus" or other computer software code or routines or hardware components designed to disable, damage or impair the operation of any system, program or operation hereunder. For failure to comply with this warranty, the non-complying party shall immediately replace all copies of the affected work product, system or software. All costs incurred with replacement including, but not limited to cost of media, shipping, deliveries and installation shall be borne by such party.

8.       LIABILITY LIMITATIONS; INDEMNIFICATION.
         --------------------------------------

         (a) THE INTERNET. Each party acknowledges that the Internet is an
             ------------
unsecured, unstable, unregulated, unorganized and unreliable network, and that the ability of the other party to provide or perform services or duties hereunder is dependent upon the Internet and equipment, software, systems, data and services provided by various telecommunications carriers, equipment manufacturers, firewall providers, encryption system developers and other vendors and third parties. Each party agrees that the other shall not be liable in any respect for the functions or malfunctions of the Internet. Each party agrees the other shall not be liable in any respect for the actions or omissions of any third party wrongdoers (i.e., hackers not employed by such party or its affiliates) or of any third parties involved in the Internet Services and shall not be liable in any respect for the selection of any such third party, unless such party breached the standard of care specified herein with respect to that selection.

         (b) PFPC'S EXPLICIT DISCLAIMER OF CERTAIN WARRANTIES. EXCEPT AS
             ------------------------------------------------
SPECIFICALLY PROVIDED IN SECTIONS 2 AND 4, ALL SOFTWARE AND SYSTEMS DESCRIBED IN THIS EXHIBIT B ARE PROVIDED "AS-IS" ON AN "AS-AVAILABLE" BASIS.

9.       MISCELLANEOUS.
         -------------

         (a) Independent Contractor. The parties to this Agreement are and shall
             ----------------------
remain independent contractors, and nothing herein shall be construed to create a partnership or joint venture between them and none of them shall have the power or authority to bind or obligate the other in any manner not expressly set forth herein. Any contributions to IMPRESSNet.com(R) by the Fund and any contributions to the Fund Web Site by PFPC shall be works for hire pursuant to Section 101 of the Copyright Act.

         (b) Conflict with Agreement. In the event of a conflict between
             -----------------------
specific terms of this Exhibit B and the Agreement, this Exhibit B shall control as to IMPRESSNet.com(R) Services.